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Smithfield Foods, Inc.

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On May 29, 2013, C. Larry Pope, President and Chief Executive Officer of Smithfield Foods, Inc. (the “Company”) sent a letter and frequently asked questions to Company employees regarding the Agreement and Plan of Merger between the Company and Shuanghui International Holdings Limited. A copy of the letter and frequently asked questions follows.

Shuanghui-Smithfield Merger Employee Letter

May 29, 2013

Dear Smithfield Family,

I am pleased today to share some exciting news with you that is great for our company and great for you as employees. This morning we announced that Smithfield will merge with Shuanghui , China’s largest meat processing enterprise and a business partner to Smithfield for many years.

With your help, we have established Smithfield as the world’s leading and most trusted vertically integrated pork processor and hog producer, and are excited that Shuanghui recognizes our best-in-class operations, our outstanding food safety practices and our 46,000 hard-working and dedicated employees. It will be business as usual – only better – at Smithfield. We do not anticipate any changes in how we do business operationally in the United States and throughout the world. We will become part of an enterprise that shares our belief in global opportunities and our commitment to the highest standards of product safety and quality. With our shared expertise and leadership, we look forward to accelerating a global expansion strategy as part of Shuanghui.

By formalizing our partnership with Shuanghui, Smithfield will have new channels to market and a strong distribution network in China. We expect to help meet the growing demand for pork in China by exporting high-quality meat products from the U.S., while continuing to serve markets in the U.S. and around the world. This partnership demonstrates U.S. agriculture’s best practices in food safety and efficient operations and underscores that America is the world leader in producing low-cost, high quality hogs and pork. This is where America competes best.

I have worked at Smithfield for more than 30 years, so this is very personal for me. I want to express my commitment to this combination, and assure you that it will be good for Smithfield employees and the communities we serve.

I look forward to telling you more about this exciting combination at the employee town hall meeting scheduled for later this morning at 11:30 a.m. ET, which you can access by dialing (877) 776-4047 in the U.S. or (973) 935-2840 internationally, and using the conference ID# 86829539.

I’ve attached an FAQ for your review. The managers to whom you report on a regular basis will also be available to answer questions.

As with any transaction of this sort, there are steps that still need to be taken before the deal is finalized. We expect to complete this transaction in the second half of 2013, and we will keep you informed along the way.

Today’s announcement will draw attention from the media, the financial community and others who follow Smithfield. As always, it is important for our Company to speak with one voice. If you receive any inquiries about this transaction from members of the media or investment community, I ask that you immediately forward those requests to Keira Lombardo at (757) 365-3050 or keiralombardo@smithfieldfoods.com. Thank you all in advance for your understanding and cooperation.

This combination is a true milestone for Smithfield and our industry – and was made possible by your dedication and hard work. I’m personally enthusiastic about our future and appreciative of all you do for Smithfield every day.

Sincerely,

C. Larry Pope

President and Chief Executive Officer

Shuanghui-Smithfield Merger Employee FAQ

CONFIDENTIAL

1.	What was announced today?

•	Today we announced that Smithfield Foods and Shuanghui International Holdings Limited have entered into a strategic combination to create a leading, vertically integrated global pork enterprise.

•	Under this agreement, Shuanghui will acquire all of the outstanding shares of Smithfield for $34.00 per share in cash.

•

Upon closing of the transaction, Smithfield will be a wholly-owned independent subsidiary of Shuanghui International Holdings Limited, operating as Smithfield Foods, and Smithfield’s common stock will cease to be publicly traded.

•	There will be no impact on Smithfield’s day-to-day operations and it remains business as usual.

2.	Who is Shuanghui?

•	Shuanghui is the majority shareholder of China’s largest meat processing enterprise and China’s largest publicly traded meat products company as measured by market capitalization.

•	You can also find more information about Shuanghui at www.shuanghui-international.com.

3.	Why is Smithfield entering into this transaction? Why is Shuanghui the right partner?

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The Smithfield Board of Directors conducted a thorough review process and considered a number of options for the Company, and unanimously believes that the combination with Shuanghui is in the best interests of Smithfield and its stakeholders, including Smithfield’s 46,000 employees.

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The transaction formalizes our partnership with Shuanghui and ensures the continued execution of our strategic priorities, and maintains our brand excellence, community involvement, and our commitment to environmental stewardship and animal welfare.

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The combination facilitates Smithfield’s continued growth in the U.S. and throughout the world, including China, the world’s largest protein consuming country. Together, we will be stronger and have even more resources to meet rapidly growing global demand for high-quality pork.

•	As part of Shuanghui’s international platform, our best practices in large-scale farming, food safety standards, environmental stewardship and animal welfare will set the global industry standard.

•	This transaction also provides our shareholders with significant and immediate cash value for their investment.

4.	What does this mean for me as an employee?

•	This transaction will have no impact on day-to-day operations and it remains business as usual.

•

A significant part of Shuanghui’s attraction to Smithfield is our exceptional employees and management. Shuanghui is committed to maintaining our staff, management, and operations, including Smithfield’s facilities and other locations.

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5.	Will facilities be shut-down or consolidated?

•	There will be no closures at Smithfield’s facilities and locations and there will be no change in how we do business operationally in America and around the world.

•	Shuanghui is committed to maintaining Smithfield’s operations, as well as our staff and management.

•	Smithfield’s headquarters will remain in Smithfield, Virginia.

6.	Will I be asked to relocate?

•	Employees should not expect any changes as a result of this transaction and it remains business as usual.

7.	Will there be any layoffs as a result of this transaction?

•	There are no planned staff changes or layoffs as a result of this transaction.

•	Shuanghui recognizes Smithfield’s hardworking and dedicated employees and has committed to maintaining our operations, staff and management.

8.	Will there be any changes to employee compensation, benefits and plans?

•	There will be no impact to your current wages, salary or benefits (other than termination of our equity-based benefit plans) as a result of this transaction.

•	Shuanghui will honor the collective bargaining agreements in place with Smithfield’s represented employees, as well as existing wage and benefit packages for non-represented employees.

9.	What happens if I own shares of Smithfield common stock?

•	This transaction delivers immediate and significant cash value to all Smithfield shareholders.

•	Upon completion of the transaction, Smithfield shareholders will receive $34.00 per share in cash for each share of Smithfield they own.

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Upon closing of the transaction, Smithfield will be a wholly-owned independent subsidiary of Shuanghui International Holdings Limited, operating as Smithfield Foods, and Smithfield’s common stock will cease to be publicly traded.

10.	Who will lead Smithfield going forward?

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Mr. C. Larry Pope will continue as President and Chief Executive Officer of Smithfield, and Smithfield’s and its Independent Operating Companies’ management teams will continue in place after the transaction.

11.	Will the Smithfield name and brand stay the same?

•	The Smithfield name and brand are well regarded and will not change as a result of this transaction.

•	The combined company is committed to maintaining our integrity and brand excellence.

•	Our commitment to producing good food responsibly is unwavering.

12.	Are we still an American company?

•	Absolutely. There will be no change in how we do business operationally in America and around the world.

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Shuanghui is committed to maintaining Smithfield’s U.S. presence and will continue to work with American producers and suppliers who have played a key role in our success. Shuanghui is also committed to the long-term growth of Smithfield.

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This is a great transaction for our Company and our employees, as well as American farmers and U.S. agriculture. The combination will results in a stronger company with more resources to grow and meet increasing global demand for high-quality pork.

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13.	How will this transaction impact customers? Will they see any changes to our products?

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We will continue providing our customers and consumers with the same high-quality, delicious pork products they have come to expect from Smithfield for more than 80 years, under the brand names they know and trust.

14.	Will this transaction impact our sustainability initiatives? Will our stance on animal welfare change? What about our commitment to move to group housing?

•	Shuanghui and Smithfield are both proponents of good corporate citizenship and community involvement.

•	Shuanghui is committed to continuing Smithfield’s sustainability initiatives and playing an active role in the communities it serves.

•	Smithfield is dedicated to providing good food in a responsible way and has worked hard to remain one of the world’s top socially responsible companies.

•	There will be no change to Smithfield’s six pillar sustainability strategy – animal care, employees, environment, food safety & quality, helping communities & value creation.

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Shuanghui recognizes Smithfield’s environmental and animal welfare excellence, including our approximately $300 million conversion to group housing for hogs on company-owned farms by 2017, and this important initiative remains on track.

15.	When is this transaction expected to close? What needs to happen?

•	We expect to complete this transaction in the second half of 2013.

•	As with any transaction, this combination will be reviewed by state and federal regulatory authorities prior to closing.

16.	What should employees expect over the coming months?

•	Today’s announcement will have no impact on day-to-day operations and it remains business as usual.

•	As with any transaction, there are steps that still need to be taken before the deal is closed.

17.	Who do I contact with questions? Where can I go for more information?

•	The managers to whom you report on a regular basis will be available to answer questions.

•	Additional information about Shuanghui is available at: www.shuanghui-international.com.

•	We will keep you informed as the transaction progresses toward closing.

•

An employee town hall meeting will be held today to discuss the transaction in more detail at 11:30 a.m. ET, which you can access by dialing (877) 776-4047 in the U.S. or (973) 935-2840 internationally, and using the conference ID# 86829539.

18.	What do I do if I am contacted by people outside of the company?

•	As always, it is important for Smithfield to speak with one voice.

•

If you receive any inquiries about this transaction from members of the media or investment community, I ask that you immediately forward those requests to Keira Lombardo at (757) 365-3050 or keiralombardo@smithfieldfoods.com.

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Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Shuanghui International Holdings Limited. In connection with the proposed merger transaction, the Company will file with the United States Securities and Exchange Commission (“SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://investors.smithfieldfoods.com or by directing a request to: Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430, Attn: Investor Relations, (757) 365-3050, keiralombardo@smithfieldfoods.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on August 9, 2012.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the expected timing of the completion of the proposed merger, the Company’s outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company’s forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction, the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally, the availability and prices of live hogs, feed ingredients (including corn), raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, risks associated with the Company’s indebtedness, including cost increases due to rising interest rates or changes in debt ratings or outlook, hedging risk, adverse weather conditions, operating efficiencies, changes in foreign currency exchange rates, access to capital, the cost of compliance with and changes to regulations and laws, including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws, adverse results from litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company’s ability to effectively restructure portions of the Company’s operations and achieve cost savings from such restructurings and other risks and uncertainties described under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.